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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT



                                      AMONG



                           EPiC ENERGY RESOURCES, INC.



                                       AND



                          EPIC INTEGRATED SOLUTIONS LLC



               AND THE MEMBERS OF EPIC INTEGRATED SOLUTIONS LLC



                          Dated as of February 20, 2008




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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is dated as of February 20, 2008 (the "Execution Date"), by EPIC ENERGY RESOURCES, INC., a Colorado corporation ("Purchaser" or "EPIC") and EPIC INTEGRATED SOLUTIONS LLC., a Texas limited liability company, ("EIS"), and Joseph Allen Wright ("Wright"), Richard Dean Harvey ("R. Harvey"), Traci Marlene Harvey ("T. Harvey") and together with EIS, Wright, R. Harvey and T. Harvey the "EIS Parties" or collectively "Seller" or "Sellers" and each an "EIS Party." Each of Purchaser, EPIC, EIS, Wright, R. Harvey and T. Harvey, also referred to individually as a "Party" or collectively as the "Parties."

                                   WITNESSETH

     WHEREAS, EIS desires to sell and assign to Purchaser and Purchaser desires to purchase, and acquire from the EIS Parties (as provided herein), all of the EIS Parties' right, title, and interest in and to one hundred percent (100%) of the outstanding membership interests of EIS (the "EIS Membership Interests") by the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of EIS and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of EIS, (b) all other accounts or notes receivable of EIS and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act. It also means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person.

      "Agreement" means this Membership Interest Purchase Agreement along with any attachments, schedules and exhibits which are attached hereto and incorporated herein. In the case of any conflict between the Agreement and any schedules, exhibits or attachments, the provisions of the Agreement shall take precedence over any attachment or exhibit.

      "Ancillary Agreements" have the meaning given in Section 3.2 (b).


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      "Breach" means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

      "Closing" has the meaning given in Section 2.5.

      "Closing Date" has the meaning given in Section 2.5.

      "Confidential Information" has the meaning given in Section 7.4.

      "Contracts" means any legally binding agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral) of EIS as of the Effective Date, including, but not limited, to those Contracts listed on Schedule 3.12(a).

      "Current Liabilities" means, as determined in accordance with GAAP:

          (i)  accounts payable and accrued Liabilities of EIS;

          (ii) Taxes payable by EIS relating to any period prior to the Closing Date; and

          (iii) all other Current Liabilities of EIS not described above.

       "Dollars" or "$" means U.S. dollars.

      "Employee Plans" has the meaning set forth in Section 3.14 (a).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

      "Employment Agreements" has the meaning given in Section 2.6 (a)(iv).

      "Encumbrance" means any pledge, lien (including without limitation Tax lien), collateral assignment, security interest, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or any license, order or charge, or any adverse claim of title, ownership or use, or agreement of any kind restricting transfer, or any other encumbrance whatsoever.

       "Environmental, Health, and Safety Requirements" means all federal, state, local, and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

      "Environmental Law" means any Legal Requirement that requires or relates to:

               (i) advising appropriate authorities, employees or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and


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          the  commencement  of  activities,  such  as  resource  extraction  or construction, that could have significant impact on the Environment;

               (ii) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

               (iii)  reducing  the   quantities,   preventing  the  release  or
          minimizing the hazardous characteristics of wastes that are generated;

               (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (v) protecting resources, species or ecological amenities;

               (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

               (vii) cleaning up pollutants that have been released, preventing the threat of Release or paying the costs of such clean up or prevention; or

               (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Act of 1934, as amended.

      "Facility" or "Facilities" means any real property, leasehold or other interest in real property currently owned or operated by EIS, including the Tangible Personal Property used or operated by EIS at the respective locations of the real property specified in Schedule 3.7.

      "Financial Statements" has the meaning given in Section 3.5.

      "GAAP" means United States' generally accepted accounting principles as in effect from time to time, consistently applied.

      "Governing Documents" means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and company agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents


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relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and
(g) any amendment or supplement to any of the foregoing.

      "Governmental Body" means any state, municipal, local, national or international body with jurisdiction over the Parties or the subject matter of this Agreement.

      "Governmental Authorization" means any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

       "Indemnified Party" has the meaning given in Section 10.4.

      "Indemnifying Party" has the meaning given in Section 10.4.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rulings and regulations promulgated thereunder.

      "Inventory" means all inventories of EIS, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by EIS in the production of finished goods or provision of services.

      "IRS" has the meaning set forth in Section 3.14 (b).

      "Legal Requirement" means any federal, state, provincial, territorial, local, municipal, foreign, international, multinational or other constitution, law, ordinance, code, regulation, statute or treaty.

      "Liabilities" (or when used with reference to a single item described below, "Liability") means debts, commissions, duties, fees, salaries, performance or delivery penalties, liabilities, warranty liabilities (whether implicit or explicit or whether granted orally or in writing) and obligations


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(whether pecuniary or not, including without limitation obligations to perform or forebear from performing acts or services), fines or penalties, whether accrued or fixed, absolute or contingent, matured or un-matured, determined or determinable, known or unknown, arising or existing anywhere in the world, including without limitation those arising under any law, action or governmental order, liabilities for Taxes and those arising under any contract, agreement, arrangement, commitment or undertaking of any kind whatsoever (whether written or oral, express or implied), including those arising under any contractual obligation of a Party or any predecessor thereof.

      "Material Breach" has the meaning given in Section 12.1.

      "Material Change" means any effect or change that, taken as a whole, would change the business prospects, operations, financial condition or assets of EIS, either positively or negatively. The taking of any action contemplated by this Agreement and the Ancillary Agreements contemplated hereby shall not be deemed to constitute a Material Change.

       "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

       "Permitted Encumbrance" has the meaning given in Section 5.5.

      "Person" means any natural person or legal entity, including without limitation a joint venture, trust, association, joint stock company, unincorporated organization, corporation, limited liability company, partnership or a governmental entity (or any department, agency, or political subdivision thereof).

      "Pre-Closing Tax Period" has the meaning set forth in Section 7.3(a).

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Purchase Price" has the meaning set forth in Section 2.4.

      "Purchaser Group" has the meaning given in Section 6.8.

      "Related Person" means an officer, director, or shareholder of any EIS Party or any individual related by blood, marriage or adoption to any such individual.


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      "Seller Indemnitees" has the meaning given in Section 10.1.

       "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by EIS (wherever located), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

      "Tax" (or "Taxes") means all taxes of any kind whatsoever (whether payable directly or by withholding) assessed or imposed by any government or political subdivision thereof (foreign or domestic), including without limitation franchise, income, gross receipts, personal property, real property, ad valorem, value added, sales, use, documentary, stamp, intangible personal property, withholding or other taxes, together with any interest and penalties, additions to tax or additional amounts with respect thereto imposed by any taxing authority, duties, temporary or other import taxes, or penalties on unpaid or non-declared taxes.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning given in Section 10.4.

      Definitions Appearing Elsewhere in this Agreement. The terms used in this Agreement which are defined in (a) the preface of this Agreement, (b) the Witnesseth Section of this Agreement and (c) the further Sections of this Agreement shall have the respective definitions therein ascribed to them.

                                   ARTICLE 2
                                PURCHASE AND SALE

      SECTION 2.1 Membership Interests to Be Sold and Purchased. Subject to the terms and conditions of this Agreement, Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to Purchaser and on the Closing Date Purchaser shall purchase, acquire and receive from Seller, all outstanding EIS Membership Interests, subject to the terms in this Agreement.

     SECTION 2.2 Due Diligence. Purchaser has had an opportunity to conduct a complete review of EIS books and records. Purchaser acknowledges and affirms that Seller has provided Purchaser with all documents necessary to complete Purchaser's due diligence. The documents provided to Purchaser are reflected on the "Due Diligence Checklist" attached hereto as Exhibit 1.

     SECTION 2.3 [Intentionally Omitted]

     SECTION 2.4 Purchase Price. The purchase price (the "Purchase Price") for the EIS Membership Interests will be made on the Closing Date as follows:


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     (a) Cash  Payment at Closing.  Purchaser  shall  deliver to the Sellers six hundred thousand dollars ($600,000.00), issued as follows:

            Joseph Allen Wright           ($300,000.00)
            Richard Dean Harvey           ($150,000.00)
            Traci Marlene Harvey          ($150,000.00)

     (b) Cash Payments Post-Closing. Purchaser shall deliver one million four hundred thousand dollars ($1,400,000.00) in accordance with the schedule set forth in Exhibit 2.

     (c) Stock. The delivery through the transfer agent of a total of 1,000,000 shares of restricted stock in EPIC, which shall vest annually as on the anniversary date of the execution of this Agreement in three (3) equal installments over a period of three (3) years (the "Vesting Date"). For each year Wright, R. Harvey and T. Harvey, individually, are employed by Purchaser upon the Vesting Date and have not been terminated Without Cause as defined in their respective Employment Agreements, the shares shall be distributed as follows:

            Joseph Allen Wright           (166,666.67 shares)
            Richard Dean Harvey           (83,333.33 shares)
            Traci Marlene Harvey          (83,333.33 shares)

      The Parties agree and affirm that Stock that has vested as of each Vesting Date in the Sellers cannot be revoked.

     (d) Death or Disability of Seller. The Purchaser's obligation to make the post-closing cash payments as defined in Section 2.4(a) and (b) or the disbursement of the Stock defined in Section 2.4(c) shall not be relieved as a result of the death or disability of Wright, R. Harvey or T. Harvey.


     SECTION 2.5 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the EIS Membership Interests and all of the other closing deliveries required by Section 2.6 shall take place at a closing at the offices of the Purchaser (the "Closing"). The date on which the Closing actually occurs shall be called the "Closing Date" as provided in this Section 2.5 and shall be the later of the date of delivery of the items as provided in Section 2.6, but in no event shall the Closing occur later than March 31, 2008. Purchaser, at its election, may extend this date for up to thirty (30) days.

      SECTION 2.6 Closing Deliveries. At the Closing, each of the following Parties shall deliver or cause to be delivered to the designated Party or Parties all of the following, and in the case of executed agreements, documents or instruments, in each case executed by the Party or a duly authorized representative of the Party on such Party's behalf;

      (a) The EIS Parties shall deliver to Purchaser:


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          (i)  Endorsed  membership  interest  certificates  for 100% of the EIS
     Membership Interests;

          (ii) A certificate of the appropriate officer of EIS certifying resolutions approving and authorizing the execution, delivery and performance by it of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the transactions described in this Agreement and the Ancillary Agreements;

          (iii) Individual Employment Agreements executed by EIS, Wright, R. Harvey and T. Harvey in substantially the form attached hereto as Exhibit 3 (the "Employment Agreements");

          (iv) An updated balance sheet, showing the cash balance of the company upon Closing; and

          (v) all other items required to be delivered pursuant to the provisions of this Agreement.

     (b) Purchaser shall deliver to Seller:

          (i) all items required to be delivered pursuant to the provisions of this Agreement; and

          (ii) A certificate of the appropriate officer of EPIC certifying resolutions approving and authorizing the execution, delivery and performance by it of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the transactions described in this Agreement and the Ancillary Agreements.

          (iii) Two wire transfers for the requisite sums payable to Sellers as set forth in Section 2.4(a) above, delivered to the following accounts:

               a) Joseph A. Wright:
                  Bank: City National Bank of Taylor
                  Routing: 114901859
                  Account: 4313029

               b) Richard D. Harvey and Traci M. Harvey
                  Bank: Woodforest National Bank Routing: 113008465
                  Checking: 5891445

      SECTION 2.7 Trade Names. The EIS Parties expressly represent and warrant that the purchase of the EIS Membership Interests shall entitle Purchaser to have any and all rights in and to EIS' trade or brand names "Epic Integrated Solutions LLC" and variations thereof as used by EIS since its formation. As long as Purchaser fulfills his obligations under this Agreement, the Purchaser


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will continue to use the name "Epic Integrated Solutions LLC" as the name for
EIS for a period of at least eighteen (18) months after Closing, but may include as a by-line following the name "an EPiC company."

       SECTION 2.8 Effective Date. The effective date of this transaction shall be January 1, 2008 ("Effective Date").

      SECTION 2.9. Recognition of Inducements to Sell and to Purchase. Purchaser agrees that its obligations under this Agreement and the Employment Agreements attached hereto as Exhibit 3 are material inducements and conditions to Seller's sale of their respective Membership Interests under this Agreement, without which the Sellers would not have entered into this Agreement. The EIS Parties agree that their execution of and obligations under any ancillary agreements, including but not limited to the Employment Agreements are material inducements and conditions to Purchaser's purchase of the Membership Interests under this Agreement, without which the Purchaser would not have entered into this Agreement.

      SECTION 2.10 Stock Certificate Legend. The certificates representing the shares issued pursuant to Section 2.4 shall contain the following legend: "RULE 144 RESTRICTION", and the certificates representing the shares issued pursuant to Section 2.4 hereof shall contain the following legend, which shall appear of the back of the certificates: "The shares represented by this certificate are subject to forfeiture in accordance with the provisions of the membership interest purchase agreement dated February 20, 2008 between Epic Energy Resources, Inc., and the members of EIS." However, if any EIS Party desires to transfer his or her certificate evidencing the shares issued pursuant to Section
2.4 after February 19, 2009, Purchaser shall use its best efforts to cause its transfer agent to issue a certificate without the legend set forth in the Section herein without any opinion of counsel requirement. On the legend of the second third of the certificates shall appear the following: "The shares represented by this certificate are subject to forfeiture in accordance with the provisions of the membership purchase agreement dated February 20, 2008 between Epic Energy Resources Inc., and the members of EIS." However, if any EIS Party desires to transfer his or her certificate evidencing the shares issued pursuant to Section 2.4 after February 19, 2010, Purchaser shall use its best efforts to cause its transfer agent to issue a certificate without the legend set forth in the Section herein without any opinion of counsel requirement. On the legend of the third third of the certificates shall appear the following: "The shares represented by this certificate are subject to forfeiture in accordance with the provisions of the membership purchase agreement dated February 20, 2008 between Epic Energy Resources Inc., and the members of EIS." However, if any EIS Party desires to transfer his or her certificate evidencing the shares issued pursuant to Section 2.4 after February 19, 2011, Purchaser shall use its best efforts to cause its transfer agent to issue a certificate without the legend set forth in the Section herein without any opinion of counsel requirement.

      SECTION 2.11 Tax Advice. Each of Wright, R. Harvey, and T. Harvey, have sought tax advice on the taxation issues with regard to this Agreement and the Ancillary Agreements, including but not limited to taxation of the purchase price consideration and the restricted shares granted under the Employment Agreements. Each of Wright, R. Harvey, and T. Harvey have discussed Section


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83(b) of the Internal Revenue Code with their tax advisor and understand the time frames therein and its effects.


                                   ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF JOSEPH WRIGHT, RICHARD
                            HARVEY AND TRACI HARVEY

      As an inducement to Purchaser to enter into this Agreement, each of Wright, R. Harvey and T. Harvey jointly and severally represent and warrant to Purchaser that the statements contained in Article 3 are correct and complete as of the Effective Date and the Closing Date:

     SECTION 3.1 Existence and Good Standing.

          (a) EIS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. EIS has all requisite power and authority to own, lease and operate its assets and to conduct its business as it is currently conducted, and is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction in which its assets are owned, leased or operated by it or the nature of the operation of its business requires it to qualify to transact business as a foreign limited liability company. The jurisdictions in which EIS is so qualified are set forth on Schedule 3.1 hereto.

     SECTION 3.2 Capitalization.

          (a) Ownership. The ownership of all of the membership interests in EIS is accurately set forth in Schedule 3.2 hereto. The entire authorized membership interests of EIS consists of 100 units of membership interest, each of which are set forth on Schedule 3.2. All of the membership interests listed on Schedule 3.2 are duly authorized and has been issued in accordance with the terms of the Governing Documents of EIS, and are fully paid and non-assessable. The membership interests on Schedule 3.2 represent the only issued membership interests of EIS. There are no (i) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating EIS to issue, transfer or sell any equity interests of EIS; or
     (ii) voting trusts or other agreements or understandings to which EIS is a party or by which EIS is bound with respect to the voting, transfer or other disposition of any membership interest of EIS. Except as set forth on
     Schedule 3.2, EIS is not a partner with, member of, or holder of any equity interest in any other Person. All of the membership interests of EIS are held beneficially and of record by Wright, R. Harvey and T. Harvey as set forth on Schedule 3.2, free and clear of all Liens.

          (b) Due Authorization. EIS has all requisite power and authority to execute, deliver and perform this Agreement and the documents to be delivered pursuant to the terms of this Agreement (the "Ancillary Agreements") to which it is a party and to consummate the transactions described in this Agreement and the Ancillary Agreements. The execution, delivery and performance by EIS of this Agreement and the Ancillary


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     Agreements  to  which  it is a  party  and the  consummation  by EIS of the transactions described in this Agreement and the Ancillary Agreements have been duly and validly authorized by all necessary corporate action on the part of EIS, and no other company actions or proceedings on the part of EIS are necessary to authorize the execution, delivery and performance by Wright, R. Harvey, T. Harvey and of this Agreement and the Ancillary Agreements to which they are a party or the transactions described in this Agreement and the Ancillary Agreements. Each of Wright, R. Harvey and T. Harvey has all requisite legal capacity to execute, deliver and perform this Agreement and the Ancillary Agreements to which he or she is a party and to consummate the transactions described in this Agreement and the Ancillary Agreements. Each of the EIS Parties have duly and validly executed and delivered this Agreement and has duly and validly executed and delivered the Ancillary Agreements to which it is a party. This Agreement constitutes, and upon execution and delivery of (assuming due execution and delivery thereof by all other Parties thereto) the Ancillary Agreements to which each of the EIS Parties is a party, shall constitute, legal, valid and binding obligations of each of the EIS Parties, enforceable against each of them in accordance with their terms, except as may be limited by
     (a)  applicable  bankruptcy,  insolvency,  moratorium,   reorganization  or
     similar Laws that affect creditors' rights generally; or (b) principles of equity, including legal or equitable limitations on the availability of specific remedies.

          (c) No Conflicts. Neither the execution and delivery of this Agreement by any EIS Party, nor the performance by any EIS Party of his, her or its obligations hereunder, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such EIS Party is subject (or, if applicable, any provision of his or its will, or other Governing Documents), (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such EIS Party is a party or by which he, she, or it is bound or to which any of his, her, or its assets are subject, or (iii) result in the imposition or creation of a Lien upon or with respect to the assets of EIS. No EIS Party is subject to, or a party to, any contract, instrument or other commitment that would prevent the execution, delivery and performance by a EIS Party of this Agreement, each Ancillary Agreement and the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement, Ancillary Agreements nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time), (a) Breach (i) any provision of any of the Governing Documents of EIS or (ii) any resolution adopted by the Managers or Members of EIS, (b) Breach or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which any EIS Party or any of its assets, may be subject; (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any EIS Party or that otherwise relates to any EIS assets or to the business of EIS; (d) cause the Purchaser to become subject to, or to become liable for the payment of, any Tax not accrued for or reflected in the Financial Statements; (e) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract to which any EIS Party is a party; or (f) result in the imposition or creation of any Encumbrance, other than a Permitted Encumbrance, upon or with respect to any of EIS' assets.

          (d) Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any EIS Membership Interests for which any Party or their Affiliates could become liable.

          (e) Securities Laws. The EPIC stock to be acquired by the Wright, R. Harvey and T. Harvey pursuant to this Agreement is not being acquired with a view to, or intention of, distribution in violation of the Securities Act of 1933, as amended from time to time (the "Securities Act"), or any applicable state securities laws, and the EPIC stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws. Each of Wright, R. Harvey and T. Harvey, is an executive officer of EIS, is an "accredited investor" as that term is defined under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the EPIC stock. Each of Wright, R. Harvey and T. Harvey understands that the EPIC stock has not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each of Wright, R. Harvey and T. Harvey has had the opportunity to ask questions and receive answers concerning the terms and conditions of the EPIC stock and full access to such other information concerning Purchaser as he or she has requested.

     SECTION 3.3 Consents. Except as set forth in Schedule 3.3, no EIS Party is required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement, the Ancillary Agreements, or the consummation or performance of any of the transactions contemplated hereby.

     SECTION 3.4 Accounts Receivable. All Accounts Receivable that are reflected on the Financial Statements or on the accounting records of EIS as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by EIS in the Ordinary Course of Business. EIS will take reasonable steps in the Ordinary Course of Business to collect the Accounts Receivable prior to the Closing Date. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of EIS, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Schedule 3.4 contains a complete and accurate list of all Accounts Receivable as of the date of the Financial Statements, which list sets forth the aging of each such Account Receivable.

     SECTION 3.5 Financial Statements.

          (a) Schedule 3.5 contains a true and correct copy of an unaudited balance sheet of EIS at December 31, 2007 and the related statements of income, members' equity and cash flows for the period then ended (the
     "Financial Statements"). Except as noted on Schedule 3.5 or in the Financial Statements and except for normal year-end adjustments, the Financial Statements are complete and correct, were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition of EIS at the respective dates thereof and the operating income of EIS for the respective periods then ended. EIS agrees to send all year to date financials through the Closing Date to Purchaser as soon as they have been prepared.

          (b) EIS has no debt except as set forth in the Financial Statements.

          (c) EIS has no off-balance sheet financing statements, as determined in accordance with GAAP except as set forth on Schedule 3.5.

      SECTION 3.6 Inventories. Except as noted on Schedule 3.6, all items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of EIS except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of EIS as of the Closing Date, as the case may be. EIS is not in possession of any Inventory not owned by that EIS, including goods already sold. All of the Inventories have been valued at the lower of cost or net realizable value. Inventories now on hand that were purchased after the date of the Financial Statements were purchased in the Ordinary Course of Business of EIS at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventories (whether raw materials, work-in-process or finished goods) are reasonable in the present circumstances of EIS. Work-in-process Inventories are now valued, and will be valued on the Closing Date, according to GAAP.

      SECTION 3.7 Real Property. Schedule 3.7 lists and describes briefly all real property leased or subleased to EIS. EIS has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Schedule 3.7, each as amended to date. With respect to each lease and sublease listed in
Schedule 3.7, and any amendment thereto:

          (a) the lease or sublease, and any amendment thereto, is legal, valid, binding, enforceable, and in full force and effect;

          (b) [Intentionally Omitted];

          (c) [Intentionally Omitted];

          (d) no party to the lease or sublease has repudiated any provision thereof;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (f) with respect to each sublease, EIS has not taken any action that would cause the representations and warranties set forth in this Agreement to be untrue or incorrect with respect to the underlying lease;

          (g) EIS has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (h) to the extent approval of any Governmental Body has been required in connection with EIS' operation of a property it leases or subleases, EIS has received all required approvals and has operated and maintained, and conducted its operations on, the leased or subleased properties in accordance with applicable laws, rules, and regulations; and

          (i) all  facilities  leased or subleased  thereunder are supplied with
     utilities  and  other   services   necessary  for  the  operation  of  said
     facilities.

      SECITON 3.8 Absence of Certain Changes. Except as and to the extent set forth in Schedule 3.8, since its formation, EIS has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in EIS' authorized or issued membership interests, grant of any option or right to purchase membership intersts in EIS or issuance of any security convertible into such membership interest;

          (b) amendment to the Governing Documents of EIS;

          (c) payment (except in the Ordinary Course of Business) or increase by EIS of any bonuses, salaries or other compensation to any member, manager, director, officer or employee or entry into any employment, severance or similar Contract with any member, director, officer or employee;

          (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

          (e) damage to or destruction or loss in excess of $20,000.00 to any asset of EIS, whether or not covered by insurance;

          (f) entry into,  termination of or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which EIS is a party, or (ii) any Contract or transaction involving a total remaining commitment by EIS of at least $20,000.00;

          (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any asset or property of EIS
     (including the Intellectual Property assets) or the creation of any Encumbrance on any asset;

          (h) cancellation or waiver of any claims or rights with a value to EIS in excess of $10,000.00;

          (i) notification by any customer or supplier of discontinuance of or changes to the terms of its relationship with EIS;

          (j) Material Change in the accounting methods used by EIS;

          (k) Contract by EIS to do any of the foregoing; or

          (l) violation of any Environmental Law.

      SECTION 3.9 No Material Change. Except as set forth in Schedule 3.9, since its formation, there has not been any Material Change in the business, assets, liabilities (contingent or otherwise), results of operations or financial condition, of EIS, and no event has occurred or circumstance exists that may result in such a Material Change.

     SECTION 3.10 Litigation. (a) Except as set forth in Schedule 3.10, there is no pending or threatened Proceeding:

               (i) by or against EIS, or by or against Wright, R. Harvey and T. Harvey, that otherwise relates to or may materially adversely affect the business of, or any of the assets owned or used by, EIS; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated herein.

          (b) No event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. EIS has delivered to the Purchaser copies of all pleadings, correspondence and other documents relating to each Proceeding listed in
     Schedule 3.10. Except as set forth on Schedule 3.10, there are no other Proceedings listed or required to be listed in Schedule 3.10 that could have an adverse effect on the business, operations, assets, condition or prospects of EIS.

          (c) Except as set forth in Schedule 3.10:

               (i) there is no Order to which EIS, its businesses or any of its assets are subject; and

               (ii) no member, manager, officer, director, agent or employee of EIS is subject to any Order that prohibits such member, manager, officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of EIS.

          (d) Except as set forth in Schedule 3.10:

               (i) EIS is, and, at all times since its formation, has been in compliance with all of the terms and requirements of each Order to which its assets is or has been subject;

               (ii) No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which EIS' assets are subject; and

               (iii) EIS has not received, at any time since its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any Order to which EIS or any of EIS' assets is or has been subject.

     SECTION 3.11 Intellectual Property. (a) All of the Intellectual Property necessary to operate EIS' business is set forth on Schedule 3.11(a) and, except as set forth on Schedule 3.11(a), is vested in and beneficially owned by EIS free and clear of any Encumbrance. Except as disclosed in Schedule 3.11(a), EIS has no Intellectual Property registered with any Governmental Body.

          (b) Except as set forth in Schedule 3.11(b), EIS has not granted any license under any of the Intellectual Property to any other Person.

          (c) Except as set forth in Schedule 3.11(c), EIS does not require a license or right under or in respect of any intellectual property of any other Person to conduct its business as it is presently conducted and no substantial part of the business is carried on under the agreement or consent of any other Person nor is there any agreement with any other Person which significantly restricts the fields in which EIS' business may be carried on.

          (d) No disclosure has been made to any Person of the know-how or financial or trade secrets of EIS, except properly and in the Ordinary Course of Business and on condition that such disclosure is to be treated as being of a confidential nature.

          (e) Except as set forth on Schedule 3.11(e) none of the processes currently used by EIS or any of the properties, products or services currently sold by EIS or any Intellectual Property infringes the intellectual property rights of any other Person; and (ii) neither EIS nor Seller has received any notice of adverse claim or threat of adverse claim by any Person with respect thereto, and no basis exists for any such claim.

     SECTION 3.12 Contracts.

          (a) Schedule 3.12(a) contains an accurate and complete list, and EIS has delivered to Purchaser accurate and complete copies, of:

               (i) each Contract between EIS and a Related Party;

               (ii) each Contract that involves performance of services or delivery of goods or materials by EIS or to EIS, as the case may be, of an amount or value in excess of $10,000.00;

               (iii) each Contract that involves performance of services or delivery of goods or materials by EIS or to EIS that is not cancelable with no more than 90 days notice;

               (iv) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of EIS in excess of $20,000.00;

               (v) each Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $20,000.00 and with a term of less than one year);

               (vi) each Contract (however named) involving a sharing of profits, losses, costs or liabilities by EIS with any other Person;

               (vii) each Contract containing covenants that in any way purport to restrict EIS' business activity or limit the freedom of EIS to engage in any line of business or to compete with any Person;

               (viii) each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods or services;

               (ix) each power of attorney of EIS that is currently effective and outstanding;

               (x) each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by EIS to be responsible for consequential damages;

               (xi)  each  Contract  for  capital   expenditures  in  excess  of
          $10,000.00;

               (xii) each Contract not denominated in U.S. dollars;

               (xiii)  each  written   warranty,   guaranty  or  other   similar
          undertaking with respect to contractual performance extended by EIS other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth in Schedule 3.12(b), each of the EIS Parties do not have or may not acquire any rights under any Contract of EIS or to any of EIS' assets.

          (c) Except as set forth in Schedule 3.12(c):

               (i) unless completed in the Ordinary Course of Business or discharged due to the bankruptcy of a party thereto, each Contract identified or required to be identified in Schedule 3.12(a) is in full force and effect and is valid and enforceable in accordance with its terms excepting for the possibility that the transfer of the obligations of EIS to EPIC may be objected to by the party thereto;

               (ii) no  Contract  identified  or required  to be  identified  in
          Schedule 3.12(a) is subject to cancellation or termination as a result of the transactions contemplated herein; and

               (iii) no Contract  identified  or required  to be  identified  in
          Schedule 3.12(a) will upon completion or performance thereof have an adverse effect on EIS.

          (d) Except as set forth in Schedule 3.12(d):

               (i) EIS has, and at all times since its formation, has been, in compliance with all applicable terms and requirements of each Contract to which EIS is a party excepting for the possibility that the transfer of the obligations of EIS to EPIC may be objected to by the party thereto;

               (ii) each other Person that has or had any obligation or liability under any Contract to which EIS is a party is, and at all times since its formation, has been, in full compliance with all applicable terms and requirements of such Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give EIS or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract to which EIS is a Party excepting for the possibility that the transfer of the obligations of EIS to EPIC may be objected to by the party thereto;

               (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of EIS' assets; and

               (v) EIS has not given to or received from any other Person, at any time since its formation, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract to which EIS is a Party.

          (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any amounts paid or payable to EIS under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

          (f) Each Contract relating to the sale, design, manufacture or provision of products or services by EIS has been entered into in the Ordinary Course of Business of EIS and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     SECTION 3.13 Customers and Suppliers. Except as set forth in Schedule 3.13, since its formation, no supplier, customer, distributor or third party sales representative has canceled or otherwise terminated, or given notice of intent to cancel or otherwise terminate, for any reason, its relationship with EIS.

          (a) EIS has maintained workers' compensation coverage as required by applicable state, provincial, or territorial law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Purchaser on Schedule 3.14(a).

          (b) Except as required by Legal Requirements, the consummation of the transactions contemplated hereby will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of EIS. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

          (c) Except for the continuation coverage requirements of COBRA, EIS has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

          (d) None of the transactions contemplated hereby will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of EIS promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made by EIS to any employee or former employee of EIS concerning the employee benefits of the Purchaser.

          (e) All Employee Plans of EIS have been duly registered, where required, and are in good standing under all applicable legislation (foreign or domestic) and all required employer contributions under any such plan(s) or policies have been made and no past service funding liabilities exist thereunder.

     SECTION 3.14 Employee Benefit Plans.

          (a) EIS has maintained workers' compensation coverage as required by applicable state, provincial, or territorial law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Purchaser on Schedule 3.14(a).

          (b) Except as required by Legal Requirements, the consummation of the transactions contemplated hereby will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of EIS. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

          (c) Except for the continuation coverage requirements of COBRA, EIS has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

          (d) None of the transactions contemplated hereby will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of EIS promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made by EIS to any employee or former employee of EIS concerning the employee benefits of the Purchaser.

          (e) All Employee Plans of EIS have been duly registered, where required, and are in good standing under all applicable legislation (foreign or domestic) and all required employer contributions under any such plan(s) or policies have been made and no past service funding liabilities exist thereunder.

     SECTION 3.15 Compliance with Law.

          (a) Except as set forth in Schedule 3.15(a),

               (i) EIS is, and at all times since its formation, has been, in full compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of its business or the ownership or use of any of its assets in all material respects;

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by EIS of, or a failure on the part of EIS to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of EIS to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) EIS has not received, at any time since its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of EIS to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Schedule 3.15(b) contains a complete and accurate list of each Governmental Authorization that is held by EIS or that otherwise relates to EIS' business or its assets. Each Governmental Authorization needed by EIS for the conduct of its business is valid and in full force and effect. Except as set forth in Schedule 3.15(b):

               (i) EIS is, and at all times since its formation has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
          Schedule 3.15(b);

               (ii) no event has occurred or circumstance exists that may (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization needed by EIS for the conduct of its business;

               (iii) EIS has not received, at any time since its formation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of the Governmental Authorizations necessary of the conduct of EIS' business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          (c) The Governmental Authorizations listed in Schedule 3.15(b) collectively constitute all of the Governmental Authorizations necessary to permit EIS to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit EIS to own and use its assets in the manner in which they currently own and use such assets.

     SECTION 3.16 Taxes.

          (a) Tax Returns Filed and Taxes Paid. EIS has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by EIS are true, correct and complete. The EIS Parties have paid, or made provision for the payment of, all Taxes for which they are responsible that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by EIS, except such Taxes, if any, as are listed in
     Schedule 3.16(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements. Except as provided in Schedule 3.16(a), EIS is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where EIS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrance on any of the assets that arose in connection with any failure to pay any Tax, and no claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

          (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. EIS has delivered or made available to Purchaser copies of, and Schedule 3.16(b) contains a complete and accurate copy of, all federal, state, provincial, territorial, local, and foreign income Tax Returns of EIS (other than Tax Returns for sales and use taxes) filed since its formation. Schedule 3.16(b) contains a complete and accurate list of all audits and pending Tax disputes. No EIS Party expects any undisclosed deficiencies to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith. EIS has delivered, or made available to Purchaser, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Schedule 3.16(b), no Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. Except as provided in Schedule 3.16(b), there is no dispute or claim concerning any Taxes of EIS claimed or raised by any Governmental Body. Except as described in Schedule 3.16(a), EIS has not been given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of EIS or for which EIS may be liable.

          (c) Post-Closing Tax Liabilities. The unpaid Taxes of EIS (i) did not, as of the Closing Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements and (ii) do not exceed that reserve as adjusted for passage of time through the Closing Date in accordance with the past custom and practice of EIS in filing its past Tax Returns. Except as disclosed in
     Schedule 3.16(c), there exists no proposed tax assessment or deficiency against EIS. Since the date of the Financial Statements, EIS has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

          (d) Transactions Affecting Post-Closing Tax Years. EIS will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date,
     (ii) "closing agreement" as described in Code Section 7121 (or any corresponding provision or similar provision of federal, state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

          (e) Specific Potential Tax Liabilities and Tax Situations.

               (i) Withholding. All Taxes that EIS are or were required by Legal Requirements to withhold, deduct or collect prior to the Closing duly withheld, deducted and collected and, to the extent required, will be paid to the proper Governmental Body or other Person.

               (ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by EIS.

               (iii) Consolidated Group. EIS (i) has not been a member of an Affiliated Group (or any similar group defined under a similar provision of federal, state, local or foreign law) and (ii) has no liability for Taxes of any person (other than EIS) under ss.1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

               (iv) Listed Transactions. EIS has not participated in a transaction that has been specifically identified by the IRS as a "listed" transaction for purposes of ss.1.6011-4(b) of the Treasury Regulations and has not disclosed any transactions to the IRS under any penalty amnesty program.

               (v) Golden Parachute Agreements. EIS is not a party to any agreement, contract or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of federal, state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law).

               (vi) Arrangement Constituting a Partnership. EIS is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal or applicable state income tax purposes or for any other Tax purposes.

               (vii) Tax Attributes. Schedule 3.16(e)(vii) sets forth the amount of any net operating loss, net capital loss, unused investment, foreign tax or other credit, or excess charitable contribution allocable to EIS as of the Closing Date.

     SECTION 3.17 Insurance

          (a) EIS has delivered to Purchaser:

               (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder) to which EIS is a party or under which EIS is or has been covered at any time since its formation, a list of which is included in Schedule 3.17(a);

               (ii) accurate and complete copies of all pending applications by EIS for policies of insurance; and

               (iii) any statement by the auditor of EIS' Financial Statements or any consultant or risk management advisor with regard to the adequacy of EIS' coverage or of the reserves for claims.

          (b) Except as set forth in Schedule 3.17(b), EIS:

               (i) does not have any self-insurance arrangement by or that involves EIS, including any reserves established thereunder;

               (ii) does not have any Contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk; and

               (iii) has complied with all obligations to provide insurance coverage to third parties (for example, under leases or service agreements) and identifies the policy under which such coverage is provided.

          (c) Except as set forth in Schedule 3.17(c):

               (i) all policies of insurance to which EIS is a party or that provide coverage to EIS:

                    a) are valid, outstanding and enforceable; and

                    b) are issued by an insurer that is reputable;

               (ii) With respect to any policy of insurance, EIS has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (B) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder;

               (iii) With respect to any policy of insurance that involves EIS, EIS has paid or caused to be paid, all premiums due, and has otherwise performed all of its obligations, under each such policy of insurance to which it is a party or that provides coverage to EIS; and

               (iv) With respect to any policy of insurance, EIS has given notice to the insurer of all known claims that may be insured thereby.

     SECTION 3.18 [Intentionally Omitted]

     SECTION 3.19 Products and Services. Schedule 3.19 sets forth all claims asserted or threatened at any time since its formation against EIS in respect of personal injury, wrongful death or property damage alleged to have resulted from products or services provided by EIS, and all warranty claims with respect to any single product with a value, individually or in the aggregate, in excess of $5,000.00.

     SECTION 3.20 Governmental Authorizations. Except as set forth in Schedule 3.20, the Governmental Authorizations are all in full force and effect and constitute all of the governmental approvals, permits and licenses that are necessary to carry on and conduct the business and its operations as presently conducted. EIS is not in violation of or default under any of the Governmental Authorizations or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it and relating to the conduct of the business or any statute, law, ordinance, rule or regulation applicable to the conduct of the business.

     SECTION 3.21 Subsidiaries. All subsidiaries of EIS, whether wholly or partially owned, and their jurisdiction of organization are listed on Schedule
3.21 (the "Subsidiaries"). Except for the capital stock of, or ownership interests in the Subsidiaries, EIS does not own or control, directly or indirectly, any interest or investment in any corporation, partnership, association or other form of business entity.

     SECTION 3.22 Brokers and Finders. Neither EIS nor any of EIS's managers, officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions contemplated by this Agreement.

     SECTION 3.23 Disclosure.

          (a) No representation or warranty or other statement made by any EIS Party in this Agreement or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

          (b) No EIS Party has knowledge (whether actual or constructive) of any fact that has specific application to EIS (other than general economic or industry conditions) and that may materially, adversely affect the assets, liabilities, business, financial condition or results of operations of EIS that has not been set forth in this Agreement.

     SECTION 3.24 Books and Records. The books of account and other financial records of EIS, all of which have been made available to the Purchaser, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls.

     SECTION 3.25 Condition of Facilities.

            (a)   [Intentionally Omitted]

            (b) All Tangible Personal Property used in EIS' business is in the possession of EIS.

      SECTION 3.26 No Undisclosed Liabilities. Except as set forth in Schedule 3.26, EIS has no Liability except for Liabilities reflected or reserved against in the Financial Statements and Current Liabilities incurred in the Ordinary Course of Business of EIS since the date of the Financial Statements.

      SECTION 3.27     Employees.

            (a) Schedule 3.27(a) contains a complete and accurate list of the following information for each key employee of EIS, as designated in writing by Purchaser, including each employee on leave of absence or layoff status: name; job title; date of hire; current compensation paid or payable and any change in compensation since formation of the Company; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

            (b) EIS has no retired employees except as set forth on Schedule 3.27(b).

            (c) Schedule 3.27(c) contains a complete and accurate list of the following information for each such employee of EIS who has been terminated or laid off, or whose hours of work have been reduced by more than fifty percent (50%) by EIS, since formation of EIS: (i) the date of such termination, layoff or reduction in hours; (ii) the reason for such termination, layoff or reduction in hours; and (iii) the location to which the employee was assigned. There are no warnings or disciplinary action currently outstanding against, or since formation of EIS, issued to or taken against, any employee of EIS.

            (d) [Intentionally Omitted]

            (e) No member, manager, officer, director, employee or contractor of EIS is bound by any Contract that purports to limit the ability of such officer, director, employee, or contractor to engage in or continue or perform any conduct, activity, duties or practice. No former or current employee of EIS is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of EIS or the Purchaser to conduct the business as heretofore carried on by EIS.

            (f) The employees of EIS are not entitled to payment for any accrued but unused vacation time, except upon termination.

            (g) Except as disclosed in Schedule 3.27(g), EIS has not, since its formation, directly or indirectly, made any increase in the compensation or other benefits payable or to become payable to their employees or any of them, other than general salary increases in the ordinary course of business, consistent with past practice, or any increase in the compensation or other benefits payable or to become payable to any member, manager, officer or director or any increase in the benefits provided under any of its pension plans or other employee benefit plans.

            (h) Except as set out in Schedule 3.27(h), which accurately sets out as of the date hereof, the names, current salaries and job descriptions and lengths of employment with EIS and any predecessor corporation, and the dates and the amounts of the most recent increases in salaries, of all individuals who are employed by EIS at such date on a full or part-time basis. EIS is not a party to and are bound by any:

                  (i) written contract or commitment for the employment of any employee, officer or agent, whether contracts of service or contracts for services;

                  (ii) oral contract or commitment for the employment of any employee, officer or agent, whether contracts of service or contracts for services, except for contracts of indefinite hire terminable by the respective company without cause on reasonable notice;

                  (iii) contract or collective agreement with or commitment to any labor union or employee association and EIS has not conducted negotiations with respect to any future such contracts or commitments and there are no current or threatened attempts to organize or establish any labor union or employee association with respect to EIS, and no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent:

                    a) holds bargaining rights with respect to any of the employees EIS by way of certification, interim certification, voluntary recognition, designation or successor rights; or

                    b) has applied to be certified as the bargaining agent of any of the employees of EIS.

                  (iv) bonus, pension, profit sharing, deferred compensation, retirement, hospitalization, disability, insurance or similar plan or practice, formal or informal, or policy with respect to any of their employees or others.

            (i) [Intentionally Omitted]

            (j) Except as disclosed in Schedule 3.27(j), no employee of EIS is on lay off, leave of absence, maternity or disability leave. Schedule 3.27(j) sets forth the terms of such lay off, leave of absence, maternity or disability leave.

            (k) Except as disclosed in Schedule 3.27(k), EIS does not owe any obligations to former employees.

            (l) Except as disclosed in Schedule 3.27(l), there are no independent contractors engaged by EIS.

            (m) All plans and policies listed in Schedule 3.27(a) have been duly registered where required by, and are in good standing under, all applicable legislation (foreign or domestic), and all required employer contributions under any such plans or policies have been made and no past service funding liabilities exist thereunder.

            (n) The amount of salaries, pensions, bonuses, and other remuneration and fringe benefits of any nature, including vacation pay, severance pay and unpaid earned wages of the directors, officers and employees of EIS as of the Closing Date have been paid in full or accrued and there is no outstanding overdue assessment, order, certificate, lien or judgment regarding employment of any jurisdiction (foreign or domestic) in which EIS carries on business or have employees. All employer obligations of EIS with respect to the directors, officers and employees of EIS for withholding tax, any pension plan, workers' compensation premiums, contributions or remittances of any kind in all material respects which are then due, have been paid in full or accrued as of the Closing Date.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the EIS Parties that the statements contained in this Article 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article 4) with respect to itself:

      SECTION 4.1 Incorporation, Authority and Binding Obligation. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been or will be duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each other party thereto) this Agreement constitutes legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except in the event of Purchaser's bankruptcy, receivership, insolvency, or assignment for the benefit of creditors. Except as otherwise provided herein, the Purchaser is not required give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

     SECTION 4.2 No Conflict. The execution, delivery and performance of this Agreement by Purchaser does not and will not: (a) violate or conflict with the certificate of incorporation or bylaws Governing Documents of Purchaser; (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser; or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to any material assets or properties to which Purchaser is a party or by which any of its respective material assets or properties is bound or affected.

     SECTION 4.3 Consents and Approvals. Purchaser shall obtain any required consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority with respect to Purchaser, except: (a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or delay Purchaser from performing any of its material obligations under this Agreement and (b) as may be necessary as a result of any facts or circumstances relating solely to Seller.

     SECTION 4.4 Brokers. Any broker, finder or investment banker who may be entitled to brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates will be compensated by the Purchaser.

     SECTION  4.5  Due  Diligence.   In  determining  whether  to  purchase  EIS
Membership Interests, Purchaser has relied solely upon the warranties and representations of the EIS Parties contained in this Agreement, any ancillary agreements and any documents required to be delivered in connection therewith and Purchaser's own due diligence.

     SECTION 4.6 Purchaser's Cash Available. Purchaser has or has access to cash sufficient to make the Cash Payments contemplated by Sections 2.4(a) and (b).

                                   ARTICLE 5
                              ADDITIONAL COVENANTS

      SECTION 5.1 Conduct of Business Assets Prior to the Closing. The EIS Parties covenant and agree that, between the Effective Date and the Closing Date, they will continue to conduct the Business in the ordinary course and consistent with its past practice except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, and such further matters as may be consented to by Purchaser in advance in writing. Specifically in this regard, except as already disclosed to Purchaser or otherwise agreed in advance with Purchaser, Seller has not made and shall not make any representations to EIS employees or establish any obligations binding EIS with respect to the continued employment, salary increases, bonuses, retention bonuses or long term incentives for such employees. Seller will, however, assist Purchaser in its identification of and arrangements for or creation of incentives for the retention of any such key employees on terms and conditions as may be acceptable to and for the sole account and expense of Purchaser

SECTION 5.2 Books and Records. If, in order to properly prepare documents required to be filed with governmental authorities (including taxing authorities) or its financial statements, it is necessary that either party hereto or any successors be furnished with additional information relating to EIS and such information is in the possession of the other party hereto, such party agrees to use its reasonable efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information.

     SECTION 5.3 Compliance with the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws. Neither EIS nor its employees, agents or representatives has, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of $100.00 in the aggregate to any one individual in any year) to:

               (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

               (ii) any political party or official thereof;

               (iii) any candidate for political or political party office; or

               (iv) any other individual or entity;

      while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

          (b) Except as set forth in Schedule 5.3 (b), EIS has made all payments to third parties by check, by credit card or by wire transfer to such third party in the country in which the work was performed.

          (c) Each transaction is properly and accurately recorded on the books and records of EIS in all material respects, and each document upon which entries in EIS' books and records are based is complete and accurate in all respects. EIS maintains no off-the-books accounts and that EIS' assets are used only in accordance with EIS' management directives.

          (d) EIS has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by EIS since its formation has been directly sold to or performed in or on behalf of Cuba, Iraq, Iran, Ivory Coast, Libya, North Korea, Rwanda, Sudan, or Syria.

          (e) Except as set forth in Schedule 5.3 (e), EIS has not violated the antiboycott prohibitions contained in 50 U.S.C. ss. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Schedule 5.3(e), since its formation, EIS has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Contract under which a product has been sold directly to customers in Bahrain, Iraq, Kuwait, Lebanon, Libya, Oman, Qatar, Saudi Arabia, Syria, United Arab Emirates or the Republic of Yemen.

     SECTION 5.4  Relationships  with  Related  Persons.  Except as described in
Schedule 5.4, no Related Person has or has had, any interest in any Property used in or pertaining to EIS's business. Neither EIS nor any Related Person owns of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with EIS other than business dealings or transactions disclosed in Schedule 5.4, each of which has been conducted in the Ordinary Course of Business with EIS at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with EIS with respect to any line of the products or services of EIS (a "Competing Business") in any market presently served by EIS, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except to the extent set forth on Schedule 5.4, no Related Person is a party to any Contract with, or has any claim or right against, EIS.

     SECTION 5.5 Title to Assets. EIS has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Financial Statements or acquired after the date thereof, free and clear of all Encumbrances, except for Permitted Encumbrances or properties and assets disposed of in the Ordinary Course of Business since the date of the Financial Statements.

      As used herein, the term "Permitted Encumbrances" shall include the following:

                    (i)  liens  for  taxes,   assessments  or   governmental  or
               quasi-governmental charges that are not yet delinquent;

                    (ii) Encumbrances  reflected in the Financial  Statements or created in the Ordinary Course of Business subsequent to the date of the Financial Statements;

                    (iii) Encumbrances disclosed in Schedule 5.5;

                    (iv) zoning ordinances,  conservation restrictions, building codes and all other statutes, regulations and administrative enactments of any federal, state or governmental or public authority having jurisdiction over the property affected thereby;

                    (v) any matters to which a real property lease is subject or subordinate;

                    (vi) Encumbrances that will be released or satisfied at Closing, pursuant to the terms of this Agreement; and

                    (vii) Encumbrances that do not, individually or in the aggregate, materially interfere with the present use by the Companies of the real property subject thereto or affected thereby.

      SECTION 5.6 Retention of Current Office Location. Purchaser will cause EIS to continue to honor EIS' current Lease of 2203 Timberloch Place, Suite 230 for the remainder of the initial term of the Lease, which will expire December 18, 2009. Purchaser agrees to take responsibility for the transfer for the Lease to Epic. Purchaser will indemnify and hold Seller harmless for any damages incurred by Seller pertaining to the transfer of the Lease. Moreover, if due to the financial condition of Purchaser, the lessor refuses to transfer the Lease to Purchaser, Purchaser shall not have any recourse against Seller and shall take all appropriate measures to find Seller alternative premises to lease.

                                   ARTICLE 6
                              PRE-CLOSING COVENANTS

      The Parties agree as follows with respect to the period between the Effective Date and the Closing:

      SECTION 6.1 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 9 below).

     SECTION 6.2 Notices and Consents. The EIS Parties will cause EIS to give any notices to third parties, and will cause EIS to use its commercially reasonable efforts to obtain any necessary third-party consents, that the Purchaser reasonably may request in connection with the matters referred to herein. Each of the Parties will (and the EIS Parties will cause EIS to) give any notices to, make any filings with, and use its commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies. Between the date of this Agreement and the Closing Date, Seller will, and will cause EIS to, (a) cooperate with Purchaser with respect to all filings that Purchaser elects to make or is required by Legal Requirements to make in connection with the transactions contemplated hereby, and (b) cooperate with Purchaser in obtaining all consents identified in Schedule 6.2 (including taking all reasonable actions requested by Purchaser to cause early termination of any applicable waiting period under the Hart-Scott-Rodino Act).

     SECTION 6.3 Operation of Business.

          (a) The EIS Parties will not cause or permit EIS to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business except:

               (i) to the extent permitted or required by this Agreement; or

               (ii) as consented to by the Purchaser.

          (b) Without limiting the generality of the foregoing, the EIS Parties shall use their reasonable best efforts reasonable efforts to preserve the goodwill of EIS' customers, employees, suppliers and others with whom EIS has business relations. The EIS Parties shall cause EIS to continue to operate in the usual and ordinary course (including with respect to the billing of work on process, the collection of accounts receivable, and the payment of accounts payable and expenses), and shall cause EIS to refrain, without the prior consent of Purchaser, from any organizational or executive personnel changes, including but not limited to the entering into of Employment Agreements, the modification of existing Employment Agreements, or any compensation increases, except as envisioned herein. In addition, without consulting with Purchaser, the EIS Parties will not cause or permit EIS to (i) make any purchase or sale of inventory, machinery, equipment, vehicles, buildings or other physical assets outside of the Ordinary Course of Business; (ii) pay any dividends, distributions, or other fees to its members, including managers or directors' fees or bonuses, and shall permit no cash distributions for any purpose outside the Ordinary Course of Business; (iii) enter into any contract which materially adversely affects its business, sales volume or marketing methods; (iv) shall maintain its cash management, accounts receivable collection and accounts payable payment practices in accordance with past custom and practice; or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described above.

      SETION 6.4 Preservation of Business. The EIS Parties will use their reasonable best efforts to cause EIS to keep its business and properties substantially, intact, including its present operations, physical facilities, working conditions, and relationships with lessors and licensors.

      SECTION 6.5 Full Access. The EIS Parties will cause EIS to permit representatives of the Purchaser to have full access at all reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of EIS and the performance of the Seller's duties under this Agreement, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to EIS.

      SECTION 6.6 Notice of Developments. Each Party will give written notice within three days to the other Parties of any development causing a Breach of any of the representations and warranties set forth in this Agreement.

      SECTION 6.7 Exclusivity. Prior to termination of this Agreement in accordance with its terms, the EIS Parties will not (and will cause EIS not to solicit, directly or through any intermediary, offers for the EIS Membership Interests and all or substantially all of the assets of EIS, from any Person other than the Purchaser and its Affiliates. If the Seller, EIS or their respective Representatives receive an unsolicited bona fide third-party offer to sell or otherwise acquire the EIS Membership Interests or all or substantially all of EIS' assets, the Purchaser shall be given immediate notice of such offer and the Seller's sole response to such offer shall be to notify the Person making such offer of the provisions of this Agreement.

      SECTION 6.8 Access and Investigation. Between the Effective Date and the Closing Date, and upon reasonable advance notice received from the Purchaser, the EIS Parties shall: (a) afford the Purchaser and its representatives and prospective lenders and their representatives (collectively, "Purchaser Group") access, during regular business hours, to EIS' personnel, properties, and to documents and other information reasonably requested in writing by Purchaser ("Due Diligence"), such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of EIS; (b) furnish Purchaser Group with copies of all such Due Diligence reasonably requested; and (c) otherwise cooperate and assist, to the extent reasonably requested by Purchaser, with Purchaser's investigation of the properties, assets and financial condition related to EIS. In addition, Purchaser shall have the right to have the real property and Tangible Personal Property inspected by Purchaser Group, at Purchaser's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the real property and Tangible Personal Property.

                                   ARTICLE 7
                             POST-CLOSING COVENANTS

      The Parties agree as follows with respect to the period following the Closing.

     SECTION 7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement (including compliance with any foreign or domestic regulatory requirements), each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as a Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under the terms herein). The EIS Parties acknowledge and agree that from and after the Closing the Purchaser will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to EIS. After Closing, the EIS Parties shall have access, at all reasonable times, upon written notice to Purchaser, to all documents, books, records (including Tax records), agreements, and financial data of any sort relating to EIS matters occurring prior to Closing at their sole cost and expense, and such records shall not be destroyed prior to the expiration of five years following the Closing Date, unless otherwise agreed by the Parties.

     SECTION 7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving EIS, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under the terms set out below).

     SECTION 7.3 Tax Matters, Generally. The following provisions shall govern the allocation of responsibility as between the Parties for certain tax matters following the Closing Date:

          (a) Purchaser shall pay the Sellers' individual tax liabilities resulting from the income received from the operation of EIS for the tax year 2007 as reflected on their K-1 statements on or before April 15, 2008, unless such return is extended by mutual agreement. Specifically, the Purchaser shall take reasonable measures to assure that the Sellers' are not responsible for any tax liability as a result of the payment of their individual tax liabilities received from the operation of EIS or will take reasonable measures to assure that the payment of the Sellers' tax liability are treated as long-term capital gains.

          (b) Subject to the above provisions in Section 7.3(a), Wright, R. Harvey and T. Harvey shall defend and indemnify EIS and the Purchaser and hold them harmless from and against, any loss, claim, liability, expense, or other damage attributable to all Taxes (or the non-payment thereof) of EIS for all taxable periods ending on or before January 1, 2007. The Purchaser and EIS shall be responsible for and shall defend, indemnify and hold Wright, R. Harvey and T. Harvey harmless from all Taxes (or the non-payment thereof) of EIS for any taxable period ending after January 1, 2007 and for all Taxes resulting from any action taken by the Purchaser or EIS after January 1, 2007 (including, without limitation, actions taken outside the Ordinary Course of Business and occurring on the January 1,
     2007), unless such action is taken by the Purchaser or EIS to amend or correct the underpayment of Tax in a Tax Return for a taxable period occurring on or prior to January 1, 2007.

     SECTION 7.4 Confidentiality. All information related to this Agreement and the transaction proposed in this Agreement as well as all other confidential and/or proprietary information relating to the Intellectual Property Rights are hereinafter referred to as "Confidential Information." The EIS Parties will treat and hold as such all of the Confidential Information, and refrain from using any of the Confidential Information except in connection with this Agreement, and after the Closing Date deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. Notwithstanding the above, Seller is entitled to maintain such Confidential Information that it reasonably needs, in its sole discretion, to respond to a Governmental Body or to carry out any of its obligations under this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that the Seller will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use its commercially reasonable best efforts to obtain, at the reasonable request of Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. Notwithstanding the foregoing, the existing Confidentiality Agreement by and between Seller and Purchaser, as evidenced in the Letter of Intent between the Parties attached hereto as Exhibit 4, shall remain in full force and effect except that any and all obligations arising under that Confidentiality Agreement shall remain in effect for the longer of any period established in the Confidentiality Agreement or three years from the date of this Agreement. In addition, the Parties represent and warrant that the annexes attached to the Confidentiality Agreement are accurate and complete and will be updated as required by the Confidentiality Agreement. These Confidentiality obligations are subject to the provisions of this Agreement.

     SECTION 7.5 Deceptive Trade Practices Act Waiver. The Parties have consulted with an attorney of their own selection and voluntarily waive the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555, which is not waived), of the Texas Business and Commerce Code.

     SECTION 7.6 Right of Set-off. Purchaser may, at any time and from time to time, without notice to the Sellers (any such notice being expressly waived by the Sellers) and to the fullest extent permitted by law, set off and apply any Post-Closing Cash Payments, as referenced in Section 2.4(b), against any and all obligations of the Sellers either now or hereafter existing under this Agreement, including any failure to make correct and complete representations and warranties pursuant to Article 3 of this Agreement. Purchaser agrees to notify Sellers promptly after any such set-off and application made by Purchaser provided that the failure to give such notice shall not effect the validity of such set-off and application. The rights of the Purchaser under this Section 7.6 are in addition to the other rights and remedies (including other rights of set-off) which Purchaser may have under the law, this Agreement or any other Ancillary Documents.

     SECTION 7.7 Risk of Loss. Risk of loss for each of EIS' assets shall be borne by EIS until the Closing Date.

                                   ARTICLE 8
                               SALES AND USE TAXES

       The EIS Parties will be responsible for the payment of any and all sales or use Taxes (if any) that may be incurred by the EIS Parties in connection with the sale of the EIS Membership Interests contemplated by this Agreement. Each of Purchaser and the EIS Parties agree to cooperate in minimizing the amount of any such sales or use taxes, determining the amount of such sales and use taxes that may be payable (if any) and in the filing of all necessary documentation and all Tax returns, reports and forms ("Returns") with respect to all such sales and use taxes, including any available pre-Closing filing procedures.

                                   ARTICLE 9
                            CONDITIONS TO THE CLOSING

     SECTION 9.1 Conditions to Obligations of Seller. The obligations of the EIS Parties to consummate the transactions contemplated by this Agreement will be subject to the fulfillment (or written waiver by Purchaser), at or prior to the Closing, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in Article 3 of this Agreement will be true and correct in all material respects as of the Closing (other than such representations and warranties as are expressly made as of another date);

          (b) Compliance with Covenants. Each document required to be delivered by Purchaser pursuant to this Agreement will have been delivered and all of the covenants contained in this Agreement to be complied with by Purchaser on or before the Closing will have been complied with in all material respects;

          (c) No Adverse Order. No Governmental Body or other agency or commission or United States or state court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the Parties will use their best efforts to have any such Order vacated on or before the Termination Date (as defined in Article 11 hereof); and,

          (d) No Litigation. No suit, claim, cause of action, arbitration, investigation or other proceeding contesting, challenging or seeking to alter or enjoin or adversely affect the sale and purchase of the EIS Membership Interests or any other transaction contemplated hereby will be pending or threatened and;

          (e) Board Approval. Purchaser shall have received and delivered to EIS a resolution reflecting the approval of the Purchaser's Board of Directors for this transaction.

     SECTION 9.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the fulfillment (or written waiver by Purchaser), at or prior to the Closing, of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of EIS Parties contained in Article 3 of this Agreement will be true and correct in all material respects as of the Closing Date (other than such representations and warranties that are expressly made as of another date);

          (b) Compliance with Covenants. Each document required to be delivered by any EIS Party pursuant to this Agreement shall have been delivered and all of the covenants contained in this Agreement to be complied with by the EIS Parties on or before the Closing will have been complied with in all material respects;

          (c) Delivery of EIS Membership Interests. The EIS Parties will have delivered, and Purchaser will have received, the EIS Membership Interests on or before the Closing Date;

          (d) No Order. No Governmental Body or other agency or commission or United States or state court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making any of the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the Parties will use their best efforts to have any such Order vacated on or before the Termination Date (as defined in Article 11 hereof);

          (e) No Litigation. No suit, claim, cause of action, arbitration, investigation or other proceeding contesting, challenging or seeking to alter, enjoin or adversely affect the sale and purchase of the EIS Membership Interests or any other transaction contemplated hereby will be pending or threatened;

          (f) Backlog. As of the Closing Date, EIS shall have contracts which shall reflect profit margins consistent with EIS' Ordinary Course of Business and prior bidding practices;

          (g) Board Approval. EIS shall have received and delivered to Purchaser a resolution reflecting the required Member approval for this transaction; and

          (h) Material Change. There shall have been no Material Change in the business of EIS prior to the Closing Date.

                                   ARTICLE 10
                                 INDEMNIFICATION

     SECTION 10.1 Loss Defined; Indemnitees. For purposes of this Article 10, the term "Loss" will mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, breach, obligation or injury resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, awards, arbitrations or other proceedings. It is expressly understood that "Loss" shall also include special, attorney's fees, court costs and any direct or consequential damages. As used in this Article 11, the term "Purchaser

Indemnitees" means and includes Purchaser, EIS and any present or future officer, director, employee, affiliate, stockholder or agent of Purchaser; and the term "Seller Indemnitees" means and includes Wright, R. Harvey, and T. Harvey.

     SECTION 10.2 Indemnification by the EIS Parties. Wright, R. Harvey and T. Harvey, jointly and severally, agree to protect, defend, and indemnify each Purchaser Indemnitee against, and to hold each Purchaser Indemnitee harmless from, all Loss suffered or incurred by any Purchaser Indemnitee arising out of:

          (a) any breach or inaccuracy in any representation or warranty made by any EIS Party in this Agreement, including any schedule hereto, or in any Ancillary Agreement;

          (b) any failure of any EIS Party to duly perform and observe any term, provision, covenant, agreement or condition under this Agreement, or under any other Ancillary Agreement; and

          (c) any claim by a third party that, if true, would mean that a basis for indemnification set forth in this Section 10.2 exists.

     SECTION 10.3 Indemnification by Purchaser. Purchaser agrees to protect, defend, and indemnify each Seller Indemnitee against, and hold each Seller Indemnitee harmless from, all Loss suffered or incurred by any Seller Indemnitee arising out of:

          (a) any breach or inaccuracy in any representation or warranty made by Purchaser in this Agreement, or in any Ancillary Agreement;

          (b) any failure of Purchaser to duly perform and observe any term, provision, covenant, agreement or condition under this Agreement, or under any other Ancillary Agreement;

          (c) any claim by a third party that, if true, would mean that a basis for indemnification set forth in this Section 11.3 exists.

     SECTION  10.4   Procedures  for   Indemnification.   As  used  herein,   an
"Indemnified Party" means a Party seeking indemnification for any Loss (including, but not limited to attorneys fees) pursuant to Section 10.2 or 10.3 hereof, as applicable, and the term "Indemnifying Party" means the Party who is obligated to provide indemnification under Section 10.2 or Section 10.3, as applicable. The Indemnified Party agrees to give the Indemnifying Party prompt written notice of any event, or any claim, action, suit, demand, assessment, investigation, arbitration or other proceeding by or in respect of a third party (a "Third Party Claim") of which it has knowledge, for which such Indemnified Party is entitled to indemnification under this Article 10. In the case of a Third Party Claim, the Indemnifying Party will have the right to direct, through counsel of its own choosing, the defense or settlement of any such Third Party Claim at its own expense. In such case, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party will be paid by the Indemnified Party. The Indemnified Party will promptly provide the Indemnifying Party with access to the Indemnified Party's records and personnel relating to any such Third Party Claim during normal business hours and will otherwise cooperate with the Indemnifying Party in the defense or settlement of such Third Party Claim, and the Indemnifying Party will reimburse the
Indemnified Party for all its reasonable out-of-pocket costs and expenses incurred in providing such access, personnel and cooperation. Upon assumption of the defense of any such Third Party Claim by the Indemnifying Party, the Indemnified Party will not pay, or permit to be paid, any part of any claim or demand arising from such Third Party Claim, unless the Indemnifying Party consents in writing to such payment (which consent will not be unreasonably withheld) or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnified Party is entered against the Indemnified Party for such liability. No such Third Party Claim may be settled by the Indemnifying Party without the written consent of the Indemnified Party, which consent will not be unreasonably withheld. If the Indemnifying Party fails to defend or fails to prosecute or withdraws from such defense, then the Indemnified Party will have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of such Third Party Claim pursuant to this Section and proposes to settle such claim prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party will give the Indemnifying Party prompt written notice thereof and the Indemnifying Party will have the right to participate in the settlement or assume or reassume the defense of such Third Party Claim.

                                   ARTICLE 11
                       TERMINATION, AMENDMENT, AND WAIVER

                      [Article 11 is Intentionally Omitted]

                                   ARTICLE 12
                         PURCHASER'S BREACH AND REMEDIES

     SECTION 12.1 Material Breach by Purchaser. Sellers may declare Purchaser in "Material Breach" of this Agreement, if one or more of the following occurs:

          (a) Purchaser fails to make a payment of cash constituting the Purchase Price as required by Sections 2.4(a) and (b) if this Agreement;

          (b) Purchaser fails to make a disbursement of the Stock as required under the vesting schedule set forth in Section 2.4(c);

          (c) Purchaser terminates the Employment Agreement of either Wright, R. Harvey or T. Harvey Without Cause; and

          (d) Purchaser makes a representation or warranty in this Agreement that proves false or untrue.

      SECTION 12.2 Notice of Material Breach. Following Purchaser's Material Breach, Seller must provide Purchaser with written notice declaring the Material Breach and provide the Purchaser sixty (60) days to cure the Material Breach.


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

      SECTION 12.3 Seller's Remedies. After Seller has given Purchaser notice and an opportunity to cure a Material Breach of this Agreement, Seller is immediately entitled to one or more of the following remedies:

          (a) Immediate termination of the Seller's Employment Agreements and any restrictive covenants contained therein;

          (b) An immediate return of the Seller's Membership Interest in EIS and receivables for the EIS business;

          (c)  Immediate  vesting  of all of the  Stock  identified  in  Section
     2.4(c);

          (d)  Acceleration  of all  post-closing  cash  payments  identified in
     Section 2.4(b); and

          (e) Any other remedies available to them under federal, state or local statutory or common law.

      SECTION 12.4 Material Breach by Seller. Purchaser may declare Sellers in Material Breach of this Agreement, if one or more of the following occurs:

          (a) Sellers breach any term in their respective Employment Agreements; and

          (b) Sellers make a representation or warranty in this Agreement that proves false or untrue.

      SECTION 12.5 Notice of Material Breach. Following Seller's Material Breach, Purchaser must provide Sellers with written notice declaring the Material Breach and provide the Sellers with sixty (60) days to cure the Material Breach.

      SECTION 12.6 Purchaser's Remedies. After Purchaser has given Sellers notice and an opportunity to cure a Material Breach, Purchaser shall be immediately entitled to the following remedies:

          (a) Cessation of all post-closing cash payments to Sellers  identified
     in  Section   2.4(b);   Sellers  shall  not  be  entitled  to  any  further
     post-closing cash payments, ;

          (b) Sellers shall return all Stock identified in Section 2.4(c);

          (c) Any other remedies available to them under federal, state or local statutory or common law.

                                   ARTICLE 13
                               GENERAL PROVISIONS

      SECTION 13.1 Joint and Several Liability. All representations, warranties and obligations of EIS, Wright, R. Harvey and T. Harvey under this Agreement shall be joint and several.


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

      SECTION 13.2 Survival. Each of the representations and warranties of the Parties set forth in this Agreement or in the Ancillary Agreements delivered pursuant to this Agreement shall survive the Closing until the statute of limitation applicable to the subject of each such representation expires.

      SECTION 13.3 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses, whether or not Closing will have occurred.

      SECTION 13.4 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by confirmed telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

            (a) if to Seller: with a copy to:

            ========================      ========================
            ========================      ========================
            ------------------------      ------------------------

            (b) if to Purchaser: with a copy to:

            EPiC Energy Resources, Inc.         Stibbs & Co., P.C.
            10655 Six Pines Dr., Suite 210      819 Crossbridge Dr.
            The Woodlands, Texas 77380          Spring, Texas 77373
            Telephone: 281-419-3742             Telephone: 281-367-2222
            Facsimile: 281-362-2704             Facsimile: 281-681-2330
            Attention: Rex P. Doyle             Attention: Ryan Edward Huie

      SECTION 13.5 Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of the Agreement and language or amounts contained in the exhibits attached hereto, the language or amounts in the body of the Agreement shall control.

      SECTION 13.6 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforce by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      SECTION 13.7 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral.

      SECTION 13.8 Assignment. This Agreement shall not be assigned by any Party without the prior written consent of each of the other Parties; provided however, that Purchaser may assign all or a portion of its rights and obligations hereunder to one or more Affiliates of Purchaser, provided such Affiliate agrees in writing to be bound by all of Purchaser's obligations under this Agreement.

      SECTION 13.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the indemnification rights of Purchaser Indemnitees and Seller Indemnitees under Article 11 hereof.

      SECTION 13.10 Amendment; Waiver; Remedies. This Agreement may not be amended or modified except by an instrument in writing signed by all of the Parties. Waiver of any term or condition of this Agreement will only be effective if in writing and will not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      SECTION 13.11 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of Texas applicable to contracts executed and performed entirely therein, without regard to the principles of choice of law or conflicts or law of any jurisdiction.

      SECTION 13.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

      SECTION 13.13 Restriction on Disclosure of Agreement Terms. No Party shall publicly disclose or announce the subject matter of this Agreement, including, but not limited to, the price being paid for the EIS Membership Interests hereunder or the detailed terms and conditions of this Agreement (other than to such Party's employees, directors or advisors with a need to know such information), without each of the other Parties' prior consent; provided however, that notwithstanding the foregoing, a Party may make such disclosures regarding this Agreement, as it determines with the advice of its legal counsel, are required under applicable laws and regulations or orders, decrees, inquiries or subpoenas of any court or governmental body, Governmental Body, and in that case such Party will give the other Party prior notice of its intention to make such disclosure pursuant to this provision.

      SECTION 13.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      SECTION 13.15 Exhibits. The Exhibits attached hereto are incorporated herein.






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                            [SIGNATURE PAGE FOLLOWS]








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          IN WITNESS  WHEREOF,  the EIS Parties and  Purchaser  have caused this
     Agreement to be executed as of the date first written above by their respective duly authorized representatives.

"Sellers"                                 "Purchaser"

EPIC INTEGRATED SOLUTIONS LLC             EPiC ENERGY RESOURCES, INC.


By:  /s/ Joseph A. Wright                 By:  /s/ Rex P. Doyle
     ------------------------                  -------------------------
Name: Joseph A. Wright, Member            Name: Rex P. Doyle
Title: President                          Title: Chairman & CEO


/s/ Richard D. Harvey                     By:  /s/ John S. Ippolito
-----------------------------                  -------------------------------
Richard D. Harvey, Member                       Name: John S. Ippolito
                                                Title:  President

Spousal Consent:


/s/ Traci M. Harvey
-----------------------------
Traci M. Harvey, Spouse


/s/ Traci M. Harvey
-----------------------------
Traci M. Harvey, Member


Spousal Consent:


/s/ Richard D. Harvey
-----------------------------
Richard D. Harvey, Spouse

List of Exhibits

1. Due Diligence Checklist

2. Cash Payment Post-Closing

3. Employment Agreements

4. Letter of Intent




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


                                List of Schedules
                                                                   Section
    Schedule                          Title                       References

       3.1        Existence and Good Standing                       3.1(a)
       3.2        Capitalization                                  3.2(a)(c)
       3.3        Consents                                           3.3
       3.4        Accounts Receivable                                3.4
       3.5        Financial Statements                            3.5(a)(c)
       3.6        Inventories                                        3.6
       3.7        Lease                                              3.7
       3.8        Absence of Certain Changes                         3.8
       3.9        No Material Change                                 3.9
      3.10        Litigation                                    3.10(a)(b)(c)(d)
     3.11(a)      Intellectual Property                            3.11(a)
     3.11(b)      Intellectual Property Licenses Granted           3.11(b)
     3.11(c)      Intellectual Property Licenses Required          3.11(c)
     3.11(e)      Intellectual Property Infringement               3.11(e)
     3.12(a)      Contracts                                     3.12(a)(c)(i)
                                                                  (ii)(iii)
     3.12(b) Seller's Rights under Corporation Contracts           3.12(b)
     3.12(c) Corporation Contracts Enforceability and Termination  3.12(c)
     3.12(d)      Corporation Contracts Compliance                 3.12(d)
      3.13        Customers and Suppliers                            3.13



     3.14(a)      Worker's Compensation Coverage                   3.14(a)
     3.15(a)      Compliance with Law                              3.15(a)
     3.15(b)      Governmental Authorization                     3.15(b)(i),
                                                                            3.15
                                                                             (c)
     3.16(a)      Tax Returns Filed and Taxes Paid              3.16(a),3.16(b)
     3.16(b)      Delivery of Tax Returns                          3.16(b)
     3.16(c)      Post Closing Tax Liabilities                     3.16(c)
                  Tax Attributes                                 3.16(e)(vii)
3.16(e)(vii)
     3.17(a)      Insurance                                       3.17(a)(i)
     3.17(b)      Insurance Arrangements                           3.17(b)
     3.17(c)      Insurance Claims                                 3.17(c)

      3.19        Products and Services                              3.19
      3.20        Governmental Authorizations                        3.20
      3.21        Subsidiaries                                       3.21
      3.26        No Undisclosed Liabilities                         3.26
     3.27(a)      Key Employees List                              3.27(a)(m)
     3.27(b)      Retired Employees                                3.27(b)


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

     3.27(c)      Terminated Employees                             3.27(c)
     3.27(g)      Increase in Compensation or Benefits             3.27(g)
     3.27(h)      Employee Contracts                               3.27(h)
     3.27(j)      Employees on Leave                               3.27(j)
     3.27(k)      Obligations to Former Employees                  3.27(k)
     3.27(l)      Independent Contractors                          3.27(l)
     5.3(b)       Payments to Third Parties                         5.3(b)
     5.3(e)       Antiboycott Prohibitions                          5.3(e)
       5.4        Relationships with Related Persons                 5.4
       5.5        Title to Assets                                  5.5(iii)
       6.2        Notices and Consents                               6.2







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